Exhibit 21

CONSOLIDATED SUBSIDIARIES OF THE ANDERSONS, INC.

Subsidiary	Place of Organization
The Andersons Agriculture Group, L.P.	Ohio
The Andersons AgVantage Agency, LLC	Ohio
The Andersons ALACO Lawn, Inc.	Alabama
The Andersons Canada, Inc.	Ohio
The Andersons Ethanol Investment, LLC	Ohio
The Andersons Ethanol Champaign LLC	Ohio
The Andersons Ethanol Investment II LLC	Ohio
The Andersons Denison Ethanol LLC	Delaware
The Andersons Farm Development Co., LLC	Ohio
The Andersons Lawn Fertilizer Division, Inc.	Ohio
Andersons Lux Holdco Sarl	Luxembourg
The Andersons Rail Operating I, LLC	Delaware
The Andersons ECO Services LLC	Ohio
Andersons Ware Covington, LLC	Delaware
The Andersons Winona Terminal, LLC	Minnesota
Auburn Bean & Grain Co.	Michigan
Cap Acquire LLC	Delaware
Cap Acquire Mexico S. de R.L. de C.V.	Mexico
Great Lakes Grain Storage LLC	Iowa
Liqui Fert Corporation	Puerto Rico
Maumee Ventures LLC	Ohio
Metamora Commodity Company Incorporated	Ohio
Mineral Processing Company	Ohio
NARCAT LLC	Delaware
NARCAT Mexico S. De R.L. de C.V.	Mexico
New Eezy-Gro Inc.	Ohio
NuRail USA LLC	Ohio
NuRail Canada ULC	Nova Scotia
TAI Holdings, Inc.	Michigan
TOP CAT Holding Co.	Delaware